Exhibit 10.3

GUARANTEE

THIS GUARANTEE (“Guarantee”), dated as of September 15, 2017, is made by GlassBridge Enterprises, Inc. f/k/a Imation Corp., 1099 Helmo Avenue, Suite 250, Oakdale, MN 55128 (“Guarantor”), in favor of CMC Magnetics Corporation, 15F, No. 53, Ming Chuan W. Rd., Taipei, 104, Taiwan (“CMC”).

WHEREAS, CMC and Guarantor, among other parties, are about to enter into a Settlement Agreement of even date herewith (the “Settlement Agreement”) pursuant to which Imation Corporation Japan (“ICJ”) will execute a $1,500,000.00 (USD) promissory note (the “ICJ Promissory Note”) in favor of CMC;

WHEREAS, pursuant to the Settlement Agreement, ICJ and Imation Europe BV (“IEBV”) are obligated to make certain “Cash Payments” as further detailed in Section 2 thereof;

WHEREAS, due to the close business and financial relationships between ICJ, IEBV and Guarantor, in consideration of the benefits which will accrue to Guarantor and as an inducement for and in consideration of CMC entering into the Settlement Agreement, it is:

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees in favor of CMC as follows:

1.         Guarantee.

(a)        Guarantor absolutely and unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all obligations: (i) of ICJ and IEBV (collectively, the “Imation Subsidiaries”) pursuant to Section 2 (a), (b) and (c) of the Settlement Agreement; and (ii) under the ICJ Promissory Note, whether by acceleration or otherwise. The Guarantor shall, in addition to its other obligations hereunder, forthwith pay to CMC all attorneys’ fees, costs, expenses and disbursements incurred by CMC or caused by or in any way related to enforcement of this Guarantee. All of the obligations set forth in this Section 1(a) shall be referred to herein collectively as the “Guaranteed Obligations”.

(b)        This Guarantee is an irrevocable, absolute, and unconditional guarantee of payment and performance, and not of collection of the Guaranteed Obligations.

(c)        Guarantor hereby confirms its intent, agreement, and understanding to be primarily obligated for payment and performance of all Guaranteed Obligations as if it had been the original obligor with respect to such Guaranteed Obligations.

(d)        Guarantor shall make all payments to CMC on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against Guarantor either in the same action in which either or both of the Imation Subsidiaries are sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against Guarantor, Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by CMC to Guarantor.

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(e)        Notwithstanding anything to the contrary contained herein, the amount of the obligations payable by Guarantor under this Guarantee shall be the aggregate amount of the Guaranteed Obligations under this Guarantee unless a court of competent jurisdiction adjudicates Guarantor’s obligations to be invalid, avoidable or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), in which case the amount of the obligations payable by Guarantor hereunder shall be limited to the maximum amount that could be guaranteed by Guarantor without rendering Guarantor's obligations under this Guarantee invalid, avoidable or unenforceable under such applicable law.

(f)        Guarantor hereby independently expressly agrees that the validity of this Guarantee and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or failure to assert by CMC against Guarantor or the Imation Subsidiaries, or its or their respective successors or assigns, any of the rights or remedies reserved to CMC pursuant to the provisions of the Settlement Agreement and/or the ICJ Promissory Note, and the Guarantor hereby expressly waives any arguments to the contrary.

2.       Waivers and Consents.

(a)       Notice of acceptance of this Guarantee, is hereby waived by Guarantor. Guarantor also waives notice of and hereby consents to: (i) any amendment, modification, supplement, extension, renewal, or restatement of the Settlement Agreement and/or the ICJ Promissory Note, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated, or extended, increased or decreased; (ii) the taking, exchange, surrender, and releasing of collateral or guarantees now or at any time held by or available to CMC for the obligations of the Imation Subsidiaries or any other party at any time liable on or in respect of the Guaranteed Obligations, (iii) the exercise of, or refraining from the exercise of, any rights against the Imation Subsidiaries or any collateral; and (iv) the settlement, compromise, or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations. Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.

(b)        This Guarantee shall be a continuing guarantee, and no invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of the Imation Subsidiaries in respect of any of the Guaranteed Obligations, or Guarantor in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by CMC to perfect or continue perfection of any lien or security interest in any collateral or any delay by CMC in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to either or both Imation Subsidiaries under the United States Bankruptcy Code or any similar statute, Guarantor shall be liable therefor, even if liability for such amounts does not, or ceases to, exist by operation of law. Guarantor acknowledges that CMC has not made any representations to Guarantor with respect to the Imation Subsidiaries or otherwise in connection with the execution and delivery by Guarantor of this Guarantee and Guarantor is not in any respect relying upon CMC or any statements by CMC in connection with this Guarantee.

(c)        Unless and until the indefeasible payment and satisfaction in full of all of the Guaranteed Obligations in immediately available funds, Guarantor hereby irrevocably and unconditionally waives and relinquishes (i) all statutory, contractual, common law, equitable and all other claims against the Imation Subsidiaries, any collateral for the Guaranteed Obligations for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to CMC by Guarantor hereunder and (ii) any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantor; and (iii) any defenses which might be available to the Guarantor and/or the Imation Subsidiaries.

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3.       Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, CMC is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by CMC. Guarantor shall be liable to pay to CMC, and does indemnify and hold CMC harmless for the amount of any payments or proceeds surrendered or returned.

4.       Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived, or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of CMC. CMC shall not by any act, delay, omission, or otherwise be deemed to have expressly or impliedly waived any of its rights, powers, and/or remedies unless such waiver shall be in writing and signed by an authorized officer of CMC. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by CMC of any right, power, and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power, and/or remedy which CMC would otherwise have on any future occasion, whether similar in kind or otherwise.

5.       Corporate Existence, Power and Authority. Guarantor represents and warrants to CMC as follows: (i) Guarantor is a corporation duly formed and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Guarantee is within the corporate powers of Guarantor, have been duly authorized and are not in contravention of law or the terms of the amended and restated certificate of incorporation and by-laws of Guarantor, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property are bound; and (iii) this Guarantee constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

6.       Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)        This Guarantee, the negotiation, terms and performance of this Guarantee, the rights of the parties under this Guarantee, and all actions arising in whole or in part under or in connection with this Guarantee shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

(b)        Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, whichever CMC elects, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee. In the event that a court declines to hear an action relating to this Guarantee on the grounds that such an action may not be heard in New York, CMC shall be permitted to sue in state or federal court sitting in Minnesota.

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(c)       GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS GUARANTEE; OR (2) IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO, THE DEALINGS OF GUARANTOR AND CMC IN RESPECT OF THIS GUARANTEE OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT GUARANTOR OR CMC MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND CMC TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d)       CMC shall not have any liability to Guarantor (whether in tort, contract, equity, or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to, the transactions or relationships contemplated by this Guarantee, or any act, omission, or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on CMC that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

7.        Notices. All notices, requests, and demands hereunder shall be in writing and (a) made to CMC at its address designated in writing by CMC and to Guarantor at its chief executive office set forth in writing to CMC, or to such other address as either party may designate by written notice to the other in accordance with this provision; and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

8.        Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable, and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

9.        Entire Agreement. This Guarantee represents the entire agreement and understanding of the parties hereto concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers, and contracts concerning the subject matter hereof, whether oral or written.

10.      Successors and Assigns. This Guarantee shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of CMC and its successors, endorsees, transferees, and assigns. The liquidation, dissolution, or termination of Guarantor shall not terminate this Guarantee as to Guarantor.

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11.       Construction. All references to the term "Guarantor" wherever used herein shall mean Guarantor and its successors and assigns (including, without limitation, any receiver, trustee, or custodian for Guarantor or any of its assets, or Guarantor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "CMC" wherever used herein shall mean CMC and its successors and assigns, and all references to the term “Imation Subsidiaries” wherever used herein shall mean ICJ and IEBV and their respective successors and assigns (including, without limitation, any receiver, trustee or custodian for the Imation subsidiaries or any of their assets, or the Imation Subsidiaries in their capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Person" or "person" wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof. All references to the plural shall also mean the singular and to the singular shall also mean the plural.

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guarantee as of the day and year first above written.

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Danny Zheng
Name:	Danny Zheng
Title:	CFO & Interim CEO

Accepted and Agreed:

CMC MAGNETICS CORPORATION

By:	/s/ Bob Wong
Name:	Bob Wong
Title:	Chairman

Signature Page to Guarantee